     CONFIDENTIAL TREATMENT REQUESTED.
     CERTAIN PORTIONS HAVE BEEN
     OMITTED AND HAVE BEEN SEPARATELY
     FILED WITH THE COMMISSION.



                     LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                                CRYSTECH, LLC

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

II.    ORGANIZATIONAL AND MEMBERSHIP MATTERS . . . . . . . . . . . . . . . . . 4

       2.1    Office and Agent . . . . . . . . . . . . . . . . . . . . . . . . 4
       2.2    Purposes and Powers. . . . . . . . . . . . . . . . . . . . . . . 4
       2.3    Members. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.4    Membership Interests . . . . . . . . . . . . . . . . . . . . . . 5
       2.5    Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

III.   CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 5

       3.1    Initial Capital Contributions of Members . . . . . . . . . . . . 5
       3.2    Additional Capital Contributions of Members. . . . . . . . . . . 6
              (a)  Voluntary Additional Capital Contributions of Members . . . 6
              (b)  No Required Additional Capital Contributions of Members . . 6
       3.3    Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . 6
       3.4    Transferee Succeeds to Transferor's Capital Account. . . . . . . 7
       3.5    No Right to Return of Contributions. . . . . . . . . . . . . . . 7
       3.6    No Interest on Capital Contributions . . . . . . . . . . . . . . 7
       3.7    Loans to the Company . . . . . . . . . . . . . . . . . . . . . . 7

IV.    ALLOCATIONS AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . 7

       4.1    Allocation of Net Income and Net Losses. . . . . . . . . . . . . 7
       4.2    Operating Distributions. . . . . . . . . . . . . . . . . . . . . 7
       4.3    Tax Withholding Obligations Constitute a Distribution. . . . . . 8

V.     MEETINGS OF MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . 8

       5.1    Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . 8
       5.2    Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . 8
       5.3    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . 8
       5.4    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . 8
       5.5    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . 8
       5.6    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       5.7    Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       5.8    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . 8
       5.9    Telephonic Meetings. . . . . . . . . . . . . . . . . . . . . . . 9

VI.    BOARD OF MANAGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


       6.1    Board of Managers. . . . . . . . . . . . . . . . . . . . . . . . 9
       6.2    Chairman of the Board; Other Officers. . . . . . . . . . . . . . 9
       6.3    Delegation of Rights and Powers to Manage. . . . . . . . . . . .10
       6.4    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       6.5    Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       6.6    Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . .10
       6.7    Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . .10
       6.8    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . .10
       6.9    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       6.10   Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . .10
       6.11   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       6.12   Board Actions Requiring Unanimous Approval of Members. . . . . .11
       6.13   Absent Managers. . . . . . . . . . . . . . . . . . . . . . . . .11
       6.14   Action Without Meeting . . . . . . . . . . . . . . . . . . . . .12
       6.15   Telephonic Meetings. . . . . . . . . . . . . . . . . . . . . . .12
       6.16   Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .12

VII.   REQUIRED RECORDS; ACCOUNTING AND TAX MATTERS. . . . . . . . . . . . . .12

       7.1    Required Records . . . . . . . . . . . . . . . . . . . . . . . .12
       7.2    Books of Account . . . . . . . . . . . . . . . . . . . . . . . .12
       7.3    ACSC as Operator . . . . . . . . . . . . . . . . . . . . . . . .13
       7.4    Tax Characterization and Returns . . . . . . . . . . . . . . . .13
       7.5    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .13

VIII.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

       8.1    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .13
       8.2    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .14

IX.    TRANSFER OF MEMBERSHIP INTEREST . . . . . . . . . . . . . . . . . . . .14

       9.1    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .14
              (a)    General Restriction on Assignment . . . . . . . . . . . .14
              (b)    Assignment of Governance Rights . . . . . . . . . . . . .14
              (c)    Assignment of Financial Rights. . . . . . . . . . . . . .14
              (d)    Conditions Precedent to Assignment of Governance
                     Rights or Financial Rights to Members . . . . . . . . . .14
              (e)    Effective Date of Assignment. . . . . . . . . . . . . . .15
              (f)    Pledge and Assignment . . . . . . . . . . . . . . . . . .15
       9.2    Rights to Purchase and Sell Membership Interests . . . . . . . .15
              (a)    ACSC Right to Buy-Out Other Members . . . . . . . . . . .15
              (b)    Newcourt Right to Sell Membership Interest to ACSC  . . .16


              (c)    Notice; Timing; Payment . . . . . . . . . . . . . . . . .16
       9.3    Acquit Company . . . . . . . . . . . . . . . . . . . . . . . . .16
       9.4    Restriction on Transfer. . . . . . . . . . . . . . . . . . . . .16

X.     DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

       10.1   Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . .16
       10.2   Winding Up of Business . . . . . . . . . . . . . . . . . . . . .17
       10.3   Distributions Upon Liquidation . . . . . . . . . . . . . . . . .17
       10.4   Statement of Cancellation. . . . . . . . . . . . . . . . . . . .17
       10.5   Termination of Membership. . . . . . . . . . . . . . . . . . . .18
              (a)    Continuation of the Company . . . . . . . . . . . . . . .18
              (b)    Status of Member Whose Membership is Terminated . . . . .18
              (c)    No Obligation to Purchase Financial Rights of
                     Terminated Member . . . . . . . . . . . . . . . . . . . .18

XI.    NEW MEMBERS BOUND BY AGREEMENT. . . . . . . . . . . . . . . . . . . . .18

XII.   REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

       12.1   Representations of ACSC. . . . . . . . . . . . . . . . . . . . .18
       12.2   Representations of Newcourt. . . . . . . . . . . . . . . . . . .19

XIII.  MOLASSES DESUGARIZATION PROJECT . . . . . . . . . . . . . . . . . . . .20

XIV.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

       14.1   Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
       14.2   Corporate Bank Account . . . . . . . . . . . . . . . . . . . . .20
       14.3   Actions or Organizer . . . . . . . . . . . . . . . . . . . . . .21
       14.4   Acceptance of Capital Contributions. . . . . . . . . . . . . . .21
       14.5   Certificates of Membership Interest. . . . . . . . . . . . . . .21
       14.6   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .21
       14.7   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
       14.8   Severability . . . . . . . . . . . . . . . . . . . . . . . . . .21
       14.9   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
       14.10  Consent and Waiver . . . . . . . . . . . . . . . . . . . . . . .22
       14.11  No Third Party Beneficiary . . . . . . . . . . . . . . . . . . .22
       14.12  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
       14.13  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .22
       14.14  Necessary Instruments and Acts . . . . . . . . . . . . . . . . .22
       14.15  Number and Gender. . . . . . . . . . . . . . . . . . . . . . . .22
       14.16  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . .22
       14.17  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .22


       14.18  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .23
       14.19  Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .23
       14.20  Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . .23

Schedule A
Schedule B
Schedule C

                  LIMITED LIABILITY COMPANY AGREEMENT OF
                               CRYSTECH, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into and made effective as of this 28th day of May, 1998, by and among AMERICAN CRYSTAL SUGAR COMPANY ("ACSC") and NEWCOURT CAPITAL USA INC. ("Newcourt").

                                RECITALS

     WHEREAS, CRYSTECH, LLC, a Delaware limited liability company was formed on November 4, 1997 for the purpose of building and operating a molasses desugarization plant and any other lawful act, business or activity permitted under the Delaware Limited Liability Company Act; and

     WHEREAS, Section 18.101 of the Act authorizes a "limited liability company agreement" as defined therein; and

     WHEREAS, ACSC and Newcourt desire to enter into this Limited Liability Company Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements of the parties contained herein, and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

                                ARTICLE I
                               DEFINITIONS

     "Act" means the Delaware Limited Liability Company Act codified at Title 6, Subtitle II, Chapter 18 of the Delaware Statues, as amended, and any successor thereto.

     "Affiliated Entity" means any entity that controls, is controlled by, or under common control of a Member, or any successor thereto.

     "Agreement" means this Limited Liability Company Agreement as amended, modified or supplemented from time to time, including any schedules to the Agreement.

     "Board" or "Board of Managers" means the board of managers of the Company.

     "Called Principal" has the meaning given to that term in the definition of "Make Whole Amount" contained in the Note Purchase Agreement.

     "Capital Account" means the account of each Member which is maintained in accordance with the provisions of Section 3.3 of this Agreement.

     "Capital Contribution" means the value of the initial contributions by each Member as set forth on Schedule A, plus the value of any additional capital contributions made by the Member pursuant to Section 3.2 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference herein to specific sections of the Code and the Treasury Regulations thereunder shall be deemed to include a reference to any corresponding provisions of future law.

     "Company" means Crystech, LLC, a Delaware limited liability company.

     "Contribution Agreement" means a written agreement between the Company and a Person desiring to make a capital contribution which sets forth the terms of such Person's agreement to make a contribution for the purpose of becoming a Member of the Company, including without limitation the agreed value of the contribution that shall be made by such Person to the capital of the Company and the Financial Interest and Voting Interest to which such Person shall be entitled.

     "Distribution Date" means the last day of August, November, January and May, commencing with the first such date to occur on or after which scheduled principal payments on the Notes are made.

     "Distributions" means annual distributions of cash to the Members as may from time to time be authorized by the Board of Managers pursuant to the terms of this Agreement.

     "Financial Interest" as to any Member means the "Financial Interest" reflected on Schedule A of this Agreement for such Member, and as may be amended.

     "Financial Rights" means a Member's right to share in the Net Income and Net Losses and Distributions with respect to a Membership Interest in accordance with the terms of this Agreement.

     "Financing Documents" has the meaning given to that term in the Note Purchase Agreement.

     "Governance Rights" means a Member's right to participate in the management of the Company.

     "Make-Whole Amount" has the meaning given to that term in the Note Purchase Agreement.

     "Manager" or "Managers" means a natural person or persons appointed to the Board of Managers by the Members in accordance with Article VI of this Agreement.

     "MDS Facility" means a molasses desugarization facility with an expected capacity of at least 600 tons per day to be constructed, owned and operated by the Company at ACS' sugarbeet processing facility in Hillsboro, North Dakota.

     "Member" or "Members" means a Person reflected in the Required Records of the Company as the owner of a Membership Interest in the Company, or any of their permitted successors or assigns.

     "Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights, right to assign Financial Rights, Governance Rights, and the right to assign Governance Rights.

     "Molasses Desugarization Project" means that desugarization project for which the Company was formed, as described in the Tolling Agreement.

     "Net Income" and "Net Losses" means the profits and losses of the Company, as the case may be, as determined for book purposes in accordance with Generally Accepted Accounting Principles (GAAP) as of the close of each fiscal year of the Company.

     "Note Purchase Agreement" means a Note Purchase Agreement in substantially the form of that certain draft Note Purchase Agreement dated as of May 14,1998, to be executed by and between Crystech, LLC and the Crystech Senior Lender Trust, as amended, modified or supplemented from time to time.

     "Notes" shall have the meaning given to that term in the Note Purchase Agreement.

     "Operating Agreement" means that an Operation and Maintenance Agreement in substantially the form of that certain draft Operation and Maintenance Agreement dated as of May 18, 1998, to be executed by and between ACSC and the Company, as amended, modified or supplemented from time to time.

     "Person" means any individual, partnership, limited liability company, corporation, trust or other entity.

     "Project Documents" has the meaning given to that term in the Note Purchase Agreement.

     "Remaining Average Life" has the meaning given to that term in the definition of "Make Whole Amount" contained in the Note Purchase Agreement.

     "Required Records" means those records of the Company required to be maintained under the Act, including (i) a current list of the name and last-known business, residence or mailing address of each Member, Manager and officer; (ii) copies of this Limited Liability Company Agreement and certificate of formation, and any amendments thereto; (iii) copies of the Company's federal, state and local tax returns and reports for each year;
(iv) true and full information regarding the status of the business and financial condition of the Company; (v) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; (vi) records of all proceedings of the Members and the Board of Managers; (vii) any written consents obtained from Members under the provisions of this Agreement or the Act; (viii) a copy of all agreements, contracts or other arrangements entered into by the Company; and (ix) any other information regarding the affairs of the Company as is just and reasonable.

     "Tax Withholding Obligation" means an amount equal to the portion of any amount allocated, credited, or otherwise distributable to a Member which the Company is required to withhold for income tax purposes pursuant to any applicable federal, state, local or other governmental agency law or regulation.

     "Tolling Agreement" means that a Tolling Services Agreement in substantially the form of that certain draft Tolling Services Agreement dated as of April 20, 1998, to be executed by and between ACSC and the Company, as amended, modified or supplemented from time to time.

     "Voting Interest" as to any Member means the "Voting Interest" reflected on SCHEDULE A for such Member.

                               ARTICLE II
                  ORGANIZATIONAL AND MEMBERSHIP MATTERS

       2.1 OFFICE AND AGENT. The principal office of the Company shall be located at 101 North 3rd Street, Moorhead, Minnesota 56560-1990, or at such other location as may be determined by the Board of Managers. CT Corporation shall be the registered agent of the Company for purposes of service of process at 1209 Orange Street, Wilmington, Delaware 19801. The Board of Managers may change the identity or location of the registered office from time to time, and, if required by the Act, shall cause an appropriate amendment to the Company's Certificate of Formation to be filed in the appropriate offices in the State of Delaware to reflect such change.

       2.2    PURPOSES AND POWERS.

       (a) GENERALLY. The Company is organized as a special purpose entity, for the sole purpose of acquisition, construction, financing, operation and maintenance of the MDS Facility and for the acquisition, construction, and lease of certain juice softening equipment, sugar extraction equipment, storage and receiving and related equipment to be located at both ACSC's Hillsboro, North Dakota and Moorhead, Minnesota sugar factories. In furtherance of the foregoing purposes, but subject to the provisions of this Agreement, the Company shall have the power to (1) enter into and perform its obligations under each of the Financing Documents and the Project Documents to which it is a party, (2) take any and all actions necessary or desirable in connection with the consummation of the activities and transactions contemplated by the Financing Documents and the Project Documents, and (3) take any action and carry on any activity necessary or incidental to the accomplishment of the foregoing purposes, so long as such actions or activities may be lawfully carried on or performed under the provisions of the Act and any applicable laws.

       (b) LIMITATION ON POWERS OF COMPANY. The Company shall not do business in any jurisdiction that would jeopardize the limitation on liability provided herein.

       2.3 MEMBERS. ACSC and Newcourt constitute all the Members of the Company. There shall be no other Members admitted to the Company except as provided in Article IX of this Agreement.

       2.4    MEMBERSHIP INTERESTS.   Membership Interests in the Company are
reflected on SCHEDULE A attached hereto. The Membership Interests are ordinary membership interests of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests.

       2.5    VOTING.   Each Member shall be entitled to one vote on matters
submitted to the Members regardless of the Member's proportionate share of capital contribution to the Company.

                               ARTICLE III
                          CAPITAL CONTRIBUTIONS

       3.1 INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS. Each Member shall make an initial capital contribution to the Company in the amount and in the manner set forth on Schedule A. Such initial Capital Contributions shall be made by payment to the Company on the date hereof of cash in the amount specified on Schedule A, subject, however, to satisfaction of each of the following conditions:

       (a) Each of the Project Agreements and Financing Agreements shall have been executed and delivered by the respective parties thereto; and

       (b) Each Member shall have received an opinion of counsel for the other Member in form and substance satisfactory to it; and

       (c) All consents and approvals required by the terms of the Financing Agreements and the Project Agreements to be obtained prior to the effective dates thereof shall have been obtained; and

       (d) Each Member shall have received such certificates, documents and other showings as it shall reasonably deem necessary to evidence the due organization and valid existence of the other Member and the Company and the authorization by the other Member and the Company of its execution, delivery and performance of this Agreement and the other Project Agreements and Financing Agreements to which it is a party. The Members themselves hereby authorize the Company to execute and, deliver this Agreement, the Project Agreements and such other documents and to perform such actions as are necessary to give effect thereto.

       3.2    ADDITIONAL CAPITAL CONTRIBUTIONS OF MEMBERS.

       (a) VOLUNTARY ADDITIONAL CAPITAL CONTRIBUTIONS OF MEMBERS. Subject to Section 3.2 (b) below, additional contributions of capital to the Company, other than capital obtained by a loan of money to the Company or funds provided under the Tolling Agreement, may be made only upon the unanimous consent of the Members.

       (b) NO REQUIRED ADDITIONAL CAPITAL CONTRIBUTIONS OF MEMBERS. No Member shall be obligated to make any additional contributions of capital to the Company, other than the Member's initial capital contribution, or to pay any assessment to the Company, except that (a) the Board of Managers may, in its discretion, by resolution require that any Member to whom a Tax Withholding Obligation is attributable make an additional contribution to the capital of the Company in an amount equal to such Tax Withholding Obligation less the amount of any loans for such purpose made to the Company pursuant to Section 3.7; and (b) ACSC may make additional contributions to the Company in the form and to the extent set forth in that draft Subscription Agreement dated as of May 21, 1998, as may be amended, to be executed by and among ACSC, the Company and First Union Trust Company National Association as agent.

       3.3    CAPITAL ACCOUNTS.   A separate Capital Account shall be
maintained for each Member. The initial balances in the Capital Accounts shall be, for each Member, the Member's initial Capital Contribution. The Capital Account of each Member shall be increased by the amount of (i) any additional contribution such Member makes to the capital of the Company pursuant to Section 3.2 hereof, (ii) Net Income allocated to such Member pursuant to Section 4.1, and (iii) any Distributions made by the Company pursuant to the provisions of Article IV hereof. The Capital Account of each Member shall be decreased by the amount of any Net Losses allocated to such Member pursuant to Section 4.1.

       3.4 TRANSFEREE SUCCEEDS TO TRANSFEROR'S CAPITAL ACCOUNT. Any transfers permitted by Article IX of this Agreement by a Member to a transferee of all or a part of such Member's Financial Rights in the Company shall vest in such permitted transferee (and such permitted transferee shall become a successor in interest) the interest of the transferor Member's Capital Account to the extent of the Membership Interest transferred.

       3.5 NO RIGHT TO RETURN OF CONTRIBUTIONS. The Members shall have no right to the withdrawal or the return of their respective Capital
Contributions except to the extent set forth in Article X upon liquidation of the Company.

       3.6 NO INTEREST ON CAPITAL CONTRIBUTIONS. Other than Distributions authorized pursuant to Article IV or Article X, no Member shall be entitled to receive any interest or other property on account of the Member's Capital Contributions to the Company.

       3.7 LOANS TO THE COMPANY. A Member may lend money to the Company if authorized by the Board of Managers and approved unanimously by the Members as required by Section 6.12. Any such loan shall not be treated as a contribution to the capital of the Company for any purpose or entitle the Member to any increase in such Member's share of the Net Income or Net Losses of the Company or any increase in such Member's Financial Interest or share of Distributions made by the Company. The Company shall be obligated to such Member for the amount of any such loan, with interest thereon at such market rate as may have been agreed upon by such Member and the Board of Managers. ACS is hereby authorized to make subordinated loans to the Company pursuant to the Subscription Agreement referred to in Section 3.2(b).

                               ARTICLE IV
                      ALLOCATIONS AND DISTRIBUTIONS

       4.1 ALLOCATION OF NET INCOME AND NET LOSSES. Net Income and Net Losses shall be allocated annually among the Members in proportion to their Financial Interest.

       4.2 OPERATING DISTRIBUTIONS. Unless otherwise prohibited by law, and other than Distributions upon liquidation pursuant to Article X and Tax Withholding Obligations which constitute Distributions pursuant to Section
4.3 of this Article, Distributions shall be made to the Members to the extent revenue is available through the operation of the MDS Facility and revenues earned from the Leased Assets in an amount equal to ****** per annum on the average daily amount of each Member's Financial Interest, quarterly on each Distribution Date; provided, however, that the Board may, in its discretion, reduce the amount otherwise distributable to any Member by the amount of a Tax Withholding Obligation attributable to such Member which has not previously reduced a Distribution to such Member.

                  [* - Confidential treatment requested.]

       4.3 TAX WITHHOLDING OBLIGATIONS CONSTITUTE A DISTRIBUTION. Any Tax Withholding Obligation which is withheld by the Company shall constitute a Distribution of such amount by the Company to the Member to whom such Tax Withholding Obligation is attributable.

                                ARTICLE V
                           MEETINGS OF MEMBERS

       5.1    PLACE OF MEETINGS.   Each meeting of the Members shall be held
at the Company's principal office, as specified in Section 2.1, or at such other place as may be designated by the Board of Managers in writing to the Members.

       5.2    REGULAR MEETINGS.   Regular meetings of the Members shall be
held on an annual basis, at such time and place as the Members shall mutually agree upon; provided however, that if a regular meeting has not been held within thirteen (13) months after the organization of the Company or the previous annual meeting, whichever is later, any Member may demand a meeting of the members by written demand to the Board of Managers.

       5.3    SPECIAL MEETINGS.   Special meetings of the members may be
called by the Board of Managers or any Member. The business transacted at a special meeting of the members is limited to the purposes stated in the notice of the meeting.

       5.4    NOTICE OF MEETINGS.   Written notice of each meeting of the
Members, stating the date, time and place, and in the case of a special meeting, the purpose of the meeting, shall be given in writing at least twenty (20) days and not more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting.

       5.5    WAIVER OF NOTICE.   A Member may waive the notice of meeting
required under this Article. A written notice of waiver signed by the Member entitled to notice is effective whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

       5.6    QUORUM.   The presence of all Members is required for the
transaction of business at a meeting of the Members.

       5.7    PROXIES.   Voting by proxy shall not be permitted.

       5.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Members. The written action is effective when signed by all the Members, unless a different effective time is provided in the written action.

       5.9    TELEPHONIC MEETINGS.   Any regular or special meeting of the
Members may be taken by telephonic conference or any other means of communication through which the Members can simultaneously hear each other during the conference, if the same notice is given of the conference to each Member, and if the Members participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a telephonic or other conference of such means constitutes presence at the meeting in person or by proxy if all the other requirements are met.

                               ARTICLE VI
                            BOARD OF MANAGERS

       6.1    BOARD OF MANAGERS.   The business and affairs of the Company
shall be managed by or under the direction of a Board of Managers. The Board of Managers shall consist of six (6) managers, of which three (3) shall be appointed by Newcourt, and three (3) shall be appointed by ACSC. Each Manager shall be a director, officer or full-time employee of its appointing Member. The first Board of Managers of this Company is as follows:

              ACSC                               NEWCOURT
              ----                               --------
              David A. Walden                    Robert W. Sexton
              Samuel S.M. Wai                    Peter A. Kinkartz
              Marcus F. Richardson               Richard Strollo

       6.2 CHAIRMAN OF THE BOARD; OTHER OFFICERS. The Board of Managers shall have one or more managers exercising the functions of the positions of Chairman of the Board and Treasurer, each of who shall be authorized as signatories on the Company's bank account(s) and all documents and instruments requiring a signature on behalf of the Company. In addition, the Board of Managers shall appoint one or more persons to exercise the functions of the position of Assistant Treasurer, each of whom shall be authorized as a signatory on the Company's bank account(s) and disbursement requests. The Board shall also have authority to elect, appoint or designate an existing Manager or other natural person to the offices of President, one or more Vice Presidents, a Secretary, and such other agents as it deems necessary for the operation and management of the Company. The following persons are hereby appointed to serve as the Company's Chairman of the Board, Treasurer and Assistant Treasurer in accordance with the terms of this Agreement:

              Marcus F. Richardson        -      Chairman of the Board
              Samuel S.M. Wai             -      Treasurer
              David P. Swanson            -      Secretary
              David A. Walden             -      Assistant Treasurer
              Michael Benedict            -      Assistant Treasurer

              Mark L. Lembke              -      Assistant Treasurer
              Ronald K. Peterson          -      Assistant Treasurer

       6.3 DELEGATION OF RIGHTS AND POWERS TO MANAGE. The general management and operation of the Molasses Desugarization Project shall be delegated to ACSC pursuant to the terms of the Operating Agreement.

       6.4    TERM.   Each Manager shall hold office for a term of five (5)
years, or until the earlier death, resignation, removal or disqualification of the Manager.

       6.5 VACANCIES. Vacancies of the Board of Managers shall be filled by either ACSC or Newcourt, as determined by which of those two Members, as a result of the vacancy, has appointed fewer than two (2) Managers to the Board of Managers.

       6.6    PLACE OF MEETINGS.   Each meeting of the Board of Managers
shall be held at the Company's principal office or at such other place as the Board may from time to time designate in writing to the Members.

       6.7    REGULAR MEETINGS.   Regular meetings of the Board of Managers
shall be held periodically and after each regular meeting of the Members.

       6.8    SPECIAL MEETINGS.   Special meetings of the Board of Managers
may be called at any time by any Manager by fixing the date, time and place of the meeting and causing notice of the meeting to be given. The notice must state the purpose of the meeting.

       6.9 NOTICE. If the date, time and place of a Board of Managers' meeting has been announced at the previous meeting of the Board, no notice is required. In all other cases, written notice of each meeting of the Managers, stating the date, time and place, and in the case of a special meeting, the purpose of the meeting, shall be given in writing at least twenty (20) days and not more than sixty (60) days prior to the meeting to each Manager.

       6.10 WAIVER OF NOTICE. A Manager may waive the notice of meeting required under this Article. A written notice of waiver signed by the Manager entitled to notice is effective whether given before, during or after the meeting. Attendance by a Manager at a meeting is waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

       6.11 QUORUM. A majority of managers currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Managers present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the managers present may continue to transact business until adjournment, even though the withdrawal of a number of the managers originally present leaves less than the proportion number or number otherwise required for a quorum.

       6.12 BOARD ACTIONS REQUIRING UNANIMOUS APPROVAL OF MEMBERS. The following actions shall require the unanimous approval of the Members:

       (a) The acceptance of additional capital contributions from Members to the capital of the Company or the acceptance by the Company of any loans from a Member pursuant to Section 3.7;

       (b)    The admission of any additional Members;

       (c) With respect to each fiscal year, Distributions in excess of 15% of a Member's Capital Contribution;

       (d) The execution and delivery by the Company of any agreement with a Member, other than any Project Document or Financing Document;

       (e) Any amendment of this Agreement or the Certificate of Formation of the Company;

       (f) The incurrence by the Company of any indebtedness for borrowed money except for purchase money indebtedness the Company is permitted to incur under the provisions of the Note Purchase Agreement; or

       (g)    Any transactions:

              (i) to dispose of any of the Company's assets, provided, that, with the approval of the Board of Managers, the Company may dispose of obsolete or worn out assets as long as the value of the assets disposed of pursuant to this proviso does not exceed $500,000 in any fiscal year of the Company;

              (ii) by which the Company merges or consolidates with any other entity; or

              (iii)  to dissolve the Company.

       6.13 ABSENT MANAGERS. A Manager of the Company may give advance written consent or opposition to a proposal to be acted upon at a Board meeting. If the Manager is not present at the meeting, consent or opposition to a proposal does not constitute presence at the meeting for purposes of determining existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

       6.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting by written action signed by all of the Managers. The written action is effective when signed by all the Managers, unless a different effective time is provided in the written action.

       6.15   TELEPHONIC MEETINGS.   Any regular or special meeting of the
Managers may be taken by telephonic conference or any other means of communication through which the Managers can simultaneously hear each other during the conference, if the same notice is given of the conference to each Manager, and if the Managers participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a telephonic or other conference of such means constitutes presence at the meeting in person if all the other requirements are met.

       6.16   COMPENSATION.   The Board of Managers shall have authority to
establish reasonable compensation of all Managers, officers and agents of the Company for services to the Company. The Managers shall be paid their reasonable expenses, if any, of attending each meeting of the Board of Managers.

                               ARTICLE VII
              REQUIRED RECORDS; ACCOUNTING AND TAX MATTERS

       7.1 REQUIRED RECORDS. The Board of Managers shall maintain the Required Records of the Company in a complete and accurate manner at the principal office of the Company specified in Section 2.1, or such other place within the United States as may be designated by the Board of Managers. The Board of Managers shall maintain the Required Records on a current basis, including without limitation the recording of any transfer of all or part of a Member's Membership Interest pursuant to Article IX in the Required Records as soon as the Board receives notice of such transfer. The Board of Managers shall conspicuously note in the Required Records that the Members' interests are governed by this Agreement and that this Agreement contains a restriction on the assignment of Governance Rights. The Required Records shall at all times be kept at the principal office of the Company or such other place or places within the United States as the Board of Managers may determine. Each of the Members shall have access to and may inspect and copy the Required Records as provided in the Act.

       7.2 BOOKS OF ACCOUNT. The Board of Managers shall keep complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with GAAP. The books of account of the Company shall be closed and balanced as of the end of each fiscal year. The books of account and other records of the Company shall at all times be kept at the principal executive office of the Company or such other place or places within the United States as the Board of Managers may determine. Each of the Members shall have access to and may inspect and copy any of such books and records at all reasonable times and in accordance with the Act.

       7.3 ACSC AS OPERATOR. The parties acknowledge that the duties of the Board of Managers specified in Sections 7.1 and 7.2 above shall be performed by ACSC pursuant to the Operating Agreement.

       7.4 TAX CHARACTERIZATION AND RETURNS. The Members acknowledge that this Agreement and the Tolling Agreement together will be characterized for federal income tax purposes as a loan from Newcourt to ACSC and that ACSC will be treated as the owner of the Molasses Desugarization Project. Accordingly, the Company will be disregarded as a business entity for federal income tax purposes.

       7.5 FISCAL YEAR. The fiscal year of the Company shall commence on the first day of September of each year and shall end on the last day of August of the following year.

                              ARTICLE VIII
                             INDEMNIFICATION

       8.1    INDEMNIFICATION.

       (a) INDEMNIFICATION BY COMPANY. The Company shall indemnify, hold harmless and defend the Members, the Managers and their respective affiliates, agents, officers, directors, partners, shareholders and employee (each an "Indemnified Person") to the full extent lawful, from and against any loss, expense, damage or injury suffered or sustained by an Indemnified Person by reason of any acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, attorney's fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, if the acts or omissions were not a direct result of the gross negligence or willful misconduct by the Indemnified Person.

       (b) GENERAL INDEMNIFICATION BY MEMBERS. Notwithstanding any other provisions contained herein, each Member (the "Indemnifying Party") agrees to indemnify and hold harmless the other Members, the Company and their respective affiliates, agents, officers, directors, partners, shareholders and employees, from and against all losses, costs, expenses, damages, claims and liabilities (including reasonable attorney's fees) as a result of or arising out of any material breach of any obligation under this Agreement. Recourse for the indemnity obligation of the Members under this Section 8.1(b) shall be limited to the amount of the Capital Contribution made by such Indemnifying Party.

       8.2 INSURANCE. The Company shall purchase and maintain liability insurance policies in such amounts, with such coverages and otherwise as required by the Financing Documents, and shall cause each of the Members and Managers to be named as an additional insured under such insurance policies. The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.

                               ARTICLE IX
                     TRANSFER OF MEMBERSHIP INTEREST

       9.1    ASSIGNMENT.

       (a)    GENERAL RESTRICTION ON ASSIGNMENT.   Except as provided in
              Section 9.1(c) and 9.1(f), no Member may transfer all or a part of such Member's Membership Interest to a non-Member. Transfers of a Member's Membership Interest to another Member shall be effective only if made in accordance with this Section 9.1.

       (b) ASSIGNMENT OF GOVERNANCE RIGHTS. Subject to Section 9.2 herein, a Member's Governance Rights may be assigned to any other Member or Affiliated Entity of another Member only if
              (1) the non-transferring Members unanimously approve the assignment by written consent, which consent may be granted or withheld as the non-transferring Members may determine in their sole discretion, (2) the Member seeking to make the assignment and the assignee comply with the provisions of
              Section 9.1(d), and (3) the assignment is permitted under the terms of the Tolling Agreement. Consent by the non-transferring Members to an assignment of Governance Rights constitutes the consent necessary to avoid dissolution of the Company which would otherwise occur under the Act on account of the assignor ceasing to be a Member in the Company.

       (c) ASSIGNMENT OF FINANCIAL RIGHTS. Subject to compliance with the provisions of Section 9.1(d) hereof, a Member's Financial Rights may be assigned, in whole or in part, to another Person without the consent of the Board of Managers or any other Member.

       (d) CONDITIONS PRECEDENT TO ASSIGNMENT OF GOVERNANCE RIGHTS OR FINANCIAL RIGHTS TO MEMBERS. Subject to Section 9.2 herein, any Member desiring to assign such Member's Governance Rights or Financial Rights shall notify the Board of Managers of such desire. Such notice to the Board of Managers shall include (i) an opinion of counsel (whose fees and expenses shall be borne by such assigning Member), reasonably satisfactory in form and substance to the Board, to the effect that either (1) the assignment constitutes an exempt transaction, and does not require registration under applicable state and federal securities laws, or (2) the Governance Rights or Financial Rights to be assigned are duly and properly registered under all applicable state and federal securities laws; (ii) evidence satisfactory to the Board that such assignment of Governance Rights is permitted under Section 9.1(b) hereof, and of such assignee's agreement to comply with the terms of this Agreement and to execute any and all documents that the Board may deem reasonably necessary in connection with such assignee becoming a Member; (iii) representations in form and substance reasonably satisfactory to the Board that assignee is acquiring the Governance Rights or Financial Rights for such assignee's own account for investment and not with a view towards the distribution thereof; provided, however, that the disposition of the Governance Rights or Financial Rights shall at times be and remain within the control of such assignee; and (iv) a written agreement signed by the assignee that the Governance Rights or Financial Rights being acquired will in no event be resold unless properly registered under all applicable state and securities laws or exempt therefrom.

       (e) EFFECTIVE DATE OF ASSIGNMENT. Any assignment of all or a part of a Member's Membership Interest in the Company shall be deemed effective on the first day of the month next following the month in which the assignment occurs and the assignee's name and address and the nature and extent of the assignment are reflected in the Required Records of the Company. The appropriate Company records shall be conspicuously noted to prevent the sale or assignment of Membership Interests otherwise than in accordance with this
              Article IX.

       (f)    PLEDGE AND ASSIGNMENT.   Notwithstanding anything to the
              contrary in this Section 9.1, any Member may pledge, assign or hypothecate its Membership Interest hereunder to secure the payment of any debt incurred by the Company and/or the performance of any obligations of the Company.

       9.2    RIGHTS TO PURCHASE AND SELL MEMBERSHIP INTERESTS.

       (a) ACSC RIGHT TO BUY-OUT OTHER MEMBERS. ACSC shall have the right to buy-out the Membership Interest of any other Member at any time by giving written notice of its intention to do so to the other Member. The buy-out price for each Membership Interest purchased pursuant to this Section shall be a sum equal to the aggregate Capital Contributions made to the Company by the selling Member, plus any unpaid Distributions required pursuant to Section 4.2 accrued through the date of purchase, plus, if the purchase occurs prior to final maturity of the Notes, an amount equal the Make-Whole Amount determined as if the Called Principal were the amount of such capital contributions and the Remaining Average Life were the number of years remaining to the final maturity date of the Notes.

       (b) NEWCOURT RIGHT TO SELL MEMBERSHIP INTEREST TO ACSC. Upon prior written notice to ACSC, Newcourt shall have the right to compel ACSC to purchase Newcourt's Membership Interest
              (i) at any time after the Notes are paid, (ii) at any time upon maturity of the Notes, (iii) upon the purchase of all or substantially all of the assets of the Company by ACSC, prior to the effective date of such purchase, or (iv) upon the merger or consolidation of the Company with or into ACSC, prior to the effective date of such merger or consolidation. The price for such Membership Interest shall be equal to the aggregate Capital Contributions made to the Company by Newcourt plus any unpaid Distributions required pursuant to
              Section 4.2 accrued through the date of purchase.

       (c) NOTICE; TIMING; PAYMENT. Any purchase by ACSC of a Membership Interest pursuant to this Section shall be made by payment of immediately available funds by wire transfer in US Dollars to the selling Member (to an account specified in writing by such selling Member to ACSC) on a date which is thirty (30) days after the date of the notice from ACSC to the selling Member or from Newcourt to ACSC, as applicable, or on such earlier date as may be agreeable to both ACSC and the selling Member. At the time of such payment, the parties shall deliver to each other such transfer instruments and other documents as may be reasonably requested by either party.

       9.3    ACQUIT COMPANY.   In the absence of written notice to the
Company of any assignment of a Membership Interest, any payment by the Company to the assigning Member (or the assigning Member's successor in interest) shall acquit the Company of liability to the extent of such payment to any other Person who may have any interest in such payment by reason of an assignment by the Member, whether by actual assignment or operation of law.

       9.4    RESTRICTION ON TRANSFER.   Notwithstanding the foregoing
provisions of this Article IX, no assignment or other transfer of a Membership Interest may be made if the Membership Interest sought to be assigned or transferred, when added to the total of all other Membership Interests assigned or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code; provided, however, that the Board of Managers may waive such restriction on transfer and such restriction shall not apply in the case of a transfer pursuant to Section 9.1(f) herein.

                                ARTICLE X
                               DISSOLUTION

       10.1 DISSOLUTION. The Company shall be dissolved only upon the written agreement of all the Members. As further provided in Section 10.5 of this Article, the termination of a

Member's membership in the Company shall not cause the dissolution of the Company, so long as the Company has the minimum number of members required under the Act within ninety (90) days of the termination of a former member.

       10.2   WINDING UP OF BUSINESS.   Upon the occurrence of an event of
dissolution specified in Section 10.1, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of cancellation has been filed with the Delaware Secretary of State's Office or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

       10.3   DISTRIBUTIONS UPON LIQUIDATION.   Upon liquidation, the
business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof. If any assets are not sold, any gain or loss shall be allocated to Members in accordance with Article IV as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member rather than sold, the Distribution shall be treated as a Distribution equal to the fair market value of the assets at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order and priority:

       (a) FIRST, to the payment of all debts and liabilities of the Company, including all sums due the Managers, and including any loans or advances that may have been made by the Members to the Company;

       (b) SECOND, to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company in the order of priority set forth in the Act;

       (c) THIRD, to Newcourt a sum equal to the aggregate Capital Contributions made to the Company by Newcourt, plus any unpaid Distributions required pursuant to Section 4.2 accrued through the date of distribution, plus, if the purchase occurs prior to final maturity of the Notes, an amount equal the Make-Whole Amount determined as if the Called Principal were the amount of such capital contributions and the Remaining Average Life were the number of years remaining to the final maturity date of the Notes;

       (d)    FOURTH, the balance, to ACSC.

       10.4   STATEMENT OF CANCELLATION.   Upon the dissolution and
completion of the winding up of the Company's affairs, the appropriate representative of the Company shall execute a certificate of cancellation setting forth the information required under the Act, and shall file same with the Delaware Secretary of State's office.

       10.5   TERMINATION OF MEMBERSHIP.

       (a)    CONTINUATION OF THE COMPANY.   The Company shall not be
              dissolved and is not required to be wound up by reason of the occurrence of an event that terminates the continued membership of a Member in the Company if there is at least the minimum number of Members required under the Act.

       (b) STATUS OF MEMBER WHOSE MEMBERSHIP IS TERMINATED. The Member whose membership has terminated shall lose all Governance Rights and will be considered merely an assignee of the Financial Rights owned before the termination of such Member's membership, subject to subsection (c) of this
              Section 10.5. In such event, Schedule A shall be deemed to be appropriately amended to allocate the Voting Interest of the Member whose membership is terminated to the remaining Members. If dissolution occurs pursuant to Section 10.1, then the Member whose continued membership has terminated retains all the Governance Rights and Financial Rights owned before the termination of the membership and may exercise those rights through the winding up and termination of the Company.

       (c)    NO OBLIGATION TO PURCHASE FINANCIAL RIGHTS OF TERMINATED
              MEMBER.   Neither the remaining Members nor the Company shall
              have any obligation to purchase such terminated Member's Financial Rights in the Company.

                               ARTICLE XI
                     NEW MEMBERS BOUND BY AGREEMENT

       Any Person who is admitted to the Company as a Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement. Such Person shall execute and acknowledge all documents and instruments, in form and substance reasonably satisfactory to the Board of Managers, as the Board of Managers shall deem necessary or advisable to effect such admission and to confirm the agreement of the Person being admitted to be bound by all the terms and provisions of this Agreement. Such Person shall pay all reasonable expenses in connection with such admission of a Member, including without limitation legal fees and costs of preparation of any amendment to or restatement of this Agreement, if necessary or desirable in connection therewith.

                               ARTICLE XII
                             REPRESENTATIONS

       12.1 REPRESENTATIONS OF ACSC. ACSC hereby represents and warrants to Newcourt that each of the following statements is true and correct as of the date hereof:

       (a) ORGANIZATION. ACSC is a cooperative association duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite power and authority to enter into and perform this Agreement and the Financing Documents and Project Documents to which it is a party. ACSC is qualified or licensed to do business in the State of North Dakota and in all other jurisdictions where the failure to be so qualified or licensed would have a material adverse effect on ACSC or the Company.

       (b) POWER AND AUTHORITY. ACSC has full power and authority and has taken all required action necessary to permit it to execute and deliver this Agreement and the other Financing Documents and Project Documents to which it is a party and to perform all of its obligations contained herein or therein. None of such actions has or will conflict with or violate any provision of law or of the Articles of Incorporation or Bylaws of ACSC or violate or constitute a default under or result in any breach of any agreement, indenture, security agreement, order or judgment to which ACSC is a party or by which it or any of its properties is bound.

       (c) VALID AND BINDING OBLIGATION. This Agreement and the other Financing Documents and Project Documents to which it is a party each constitutes the valid and legally binding agreement of ACSC, enforceable against ACSC in accordance with its terms, except to the extent that such enforcement is subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of courts before which any enforcement proceeding is brought.

       12.2 REPRESENTATIONS OF NEWCOURT. Newcourt hereby represents and warrants to Newcourt that each of the following statements is true and correct as of the date hereof:

       (a) ORGANIZATION. Newcourt is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to enter into and perform this Agreement and any Financing Documents or Project Documents to which it is a party. Newcourt is qualified or licensed to do business in all jurisdictions where the failure to be so qualified or licensed would have a material adverse effect on Newcourt or the Company.

       (b) POWER AND AUTHORITY. Newcourt has full power and authority and has taken all required action necessary to permit it to execute and deliver this Agreement and the other Financing Documents and Project Documents (if any) to which it is a party and to perform all of its obligations contained herein or therein. None of such actions has or will conflict with or violate any provision of law or of the

              Articles of Incorporation or Bylaws of Newcourt or violate or constitute a default under or result in any breach of any agreement, indenture, security agreement, order or judgment to which Newcourt is a party or by which it or any of its properties is bound.

       (c) VALID AND BINDING OBLIGATION. This Agreement and the other Financing Documents and Project Documents to which it is a party each constitutes the valid and legally binding agreement of Newcourt, enforceable against Newcourt in accordance with its terms, except to the extent that such enforcement is subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of courts before which any enforcement proceeding is brought.


                              ARTICLE XIII
                     MOLASSES DESUGARIZATION PROJECT

       The Members hereby approve the Financing Documents and the Project Documents as submitted to the Members as drafts dated May, 1998, and the transactions contemplated thereby. The Chairman of the Board and the Treasurer are hereby authorized and directed to execute the Financing Documents and the Project Documents in substantially the form of such drafts, together with all other changes thereto as either such officer shall deem appropriate, desirable, or necessary and such other documents necessary to effectuate the transactions contemplated therein, on behalf of the Company. The Company is hereby authorized to issue the sale of Senior Secured Notes to the Crystech Senior Lender Trust in the aggregate principal amount of Eighty-Six Million Five Thousand Dollars and No/100 ($86,005,000) and to borrow the aggregate principal amount of Thirteen Million Nine Hundred Five Thousand Dollars and No/100 ($13,905,000) from ACSC, as contemplated by the Financing Documents.

                              ARTICLE XIV
                              MISCELLANEOUS

       14.1   DURATION.  The Company shall have perpetual existence.

       14.2 CORPORATE BANK ACCOUNT. First Union Bank of Delaware or First Union Trust Company, National Association (either one, the "Bank") are hereby designated as the depository of funds of the Company, and checks, drafts or other withdrawal orders issued against the funds on deposit with the Bank may be signed by the Company's Chairman of the Board or Treasurer, or such other persons as the Board of Managers shall from time to time designate.

       14.3 ACTIONS OF ORGANIZER. All actions taken on behalf of the Company by its organizer, as an individual, prior to organization of the Company and prior to the date hereof, are hereby ratified, approved and adopted in all respects.

       14.4 ACCEPTANCE OF CAPITAL CONTRIBUTIONS. The Company hereby accepts Newcourt's Initial Capital Contribution in the amount set forth on SCHEDULE A attached hereto in exchange for a Membership Interest in the Company consisting of a fifty percent (50%) Financial Interest and a fifty percent (50%) Voting Interest in the Company. The Company hereby accepts ACSC's Initial Capital Contribution in the amount set forth on SCHEDULE A attached hereto in exchange for a Membership Interest in the Company consisting of a fifty percent (50%) Financial Interest and a fifty percent (50%) Voting Interest in the Company.

       14.5 CERTIFICATES OF MEMBERSHIP INTEREST. The Certificate of Membership set forth on SCHEDULE B attached hereto as is hereby approved and adopted by the Members as the Certificate of Membership Interest for ACSC, and that the Certificate of Membership set forth on SCHEDULE C attached hereto is hereby approved and adopted by the Members as the Certificate of Membership Interest for Newcourt.

       14.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

       14.7 AMENDMENT. This Agreement may not be modified, amended, or supplemented, except by a writing signed by all of the parties to this Agreement who are then Members of the Company.

       14.8 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

       14.9 REMEDIES. The parties agree that in the event of a breach of this Agreement, the non-breaching party or parties shall be entitled to the remedies of specific performance and injunctive relief, except to the extent prohibited by the Act, and that such remedies shall be in addition to any other remedies available at law or in equity with the pursuit of any one or more remedies not being a bar to the pursuit of other remedies which may be available. The parties further agree that the breaching party or parties shall pay all reasonable costs, expenses, and attorneys' fees incurred by the non-breaching party or parties in pursuing their remedies for a breach of this Agreement.

       14.10 CONSENT AND WAIVER. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

       14.11 NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise, except that the Company shall have standing to bring an action to recover damages provided for by the Act or to seek remedies otherwise provided by law in the event of a breach or threatened breach of this Agreement.

       14.12 NOTICES. All notices, offers, demands, or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Notice shall be treated as given when personally received or (except in the event of a mail strike) when sent by certified or registered mail, postage prepaid, return receipt requested, to a Member at the address as shown from time to time on the records of the Company. Any Member may specify a different address by written notice to the Board of Managers.

       14.13 BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

       14.14 NECESSARY INSTRUMENTS AND ACTS. The parties covenant and agree that they shall execute any further instruments and shall perform any acts which are or may become necessary to effectuate and to carry out the terms and conditions of this Agreement.

       14.15 NUMBER AND GENDER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

       14.16 INTERPRETATION. All references herein to Articles, Sections and subsections refer to Articles, Sections and subsections of this Agreement. All Article, Section and subsection headings are for reference purposes only and shall not affect the interpretation of this Agreement.

       14.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party.

     14.18 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without regard to its conflicts or choice-of-law rules.

     14.19 SECURITIES. The Membership Interests shall be evidenced by certificates of membership interest and shall be deemed to be "securities" within the meaning of Article 8 of the Uniform Commercial Code in effect in the State of Delaware.

     14.20 JURISDICTION. The parties hereby submit to the non-exclusive jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York to take any action pertaining to, arising out of, or relating to, enforcement of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the day and year first above written.


AMERICAN CRYSTAL SUGAR COMPANY             NEWCOURT CAPITAL USA INC.


By:                                        By:
   ----------------------------               -------------------------------
Its:                                       Its:
    ---------------------------                ------------------------------

                               SCHEDULE A


     The undersigned Members of Crystech, LLC hereby agree and acknowledge that the following information applies for all purposes to the Limited Liability Company Agreement of Crystech, LLC dated and effective May 28, 1998; this Schedule A to be effective as of the date thereof.


Member                                    Agreed
 and                       Form of       Value of       Financial   Voting
Address                 Contribution    Contribution    Interest    Interest
-------                 ------------   -------------    ---------   --------
American Crystal            cash       $1,545,000.00       50.00%      50.00%
Sugar Company

Newcourt Capital
U.S.A., Inc.                cash       $1,545,000.00       50.00%      50.00%
                                       -------------    ---------    -------
TOTAL                                  $3,090,000.00      100.00%     100.00%


AMERICAN CRYSTAL SUGAR COMPANY             NEWCOURT CAPITAL U.S.A., INC.



By:                                        By:
   ----------------------------               -------------------------------
Its:                                       Its:
    ---------------------------                ------------------------------

                                  SCHEDULE B

                           SEE ATTACHED CERTIFICATE

                                  SCHEDULE C

                           SEE ATTACHED CERTIFICATE